UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2016

Starwood Hotels & Resorts Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-7959	52-1193298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StarPoint, Stamford, Connecticut (Address of Principal Executive Offices)	06902 (Zip Code)

Registrant’s telephone number, including area code: (203) 964-6000 Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of  Certain Officers.

On January 19, 2016, the Board of Directors (the “Board”) of Starwood Hotels & Resorts Worldwide, Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, elected, effective immediately, Thomas B. Mangas, the Company’s Chief Executive Officer, to fill the vacancy on the Board resulting from Adam Aron’s departure from the Board on December 30, 2015.  Mr. Mangas will serve as a member of the Board until the Company’s 2016 annual meeting of stockholders, if any, and until his successor is elected and qualified, or until his earlier death, resignation, retirement or removal.  Mr. Mangas has not been appointed to serve on any committees of the Board at this time and will receive no compensation in connection with his appointment to, or service on, the Board.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2016	STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

	By:	/s/ Kristen W. Prohl
		Name:	Kristen W. Prohl
		Title:	Vice President, Chief Regulatory Counsel